As filed with the Securities and Exchange Commission on May 8, 2026

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JOHNSON OUTDOORS INC.
(Exact name of registrant as specified in its charter)

Wisconsin	39-1536083
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

555 Main Street Racine, Wisconsin	53403
(Address of principal executive offices)	(Zip Code)

JOHNSON OUTDOORS INC. 2023 NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP PLAN
(Full title of the plan)

Helen P. Johnson-Leipold Chairman and Chief Executive Officer Johnson Outdoors Inc. 555 Main Street	Copy to: Eric P. Hagemeier, Esq. Reinhart Boerner Van Deuren s.c.
Racine, Wisconsin 53403	1000 North Water Street
(Name and address of agent for service)	Suite 1700 Milwaukee, Wisconsin 53202
262-631-6600	414-298-1000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the restraint is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company”  in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

This Registration Statement has been filed to register 100,000 additional shares of the Registrant’s Class A Common Stock, par value $0.05 per share, made available under the Johnson Outdoors Inc. 2023 Non-Employee Director Stock Ownership Plan by reason of an amendment thereto approved by the shareholders of the Registrant. Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s earlier Registration Statement on Form S-8 (Registration No. 333-271717) effective May 8, 2023 are incorporated by reference and made a part hereof.

Item 8.	Exhibits.

The Exhibit Index shown below is incorporated herein by reference as the list of exhibits required as part of this Registration Statement.

EXHIBIT INDEX

4.1
Articles of Incorporation of the Company as amended through February 17, 2000. (Filed as Exhibit 3.1(a) to the Company’s Form 10-Q for the quarter ended March 31, 2000 and incorporated herein by reference.)

4.2	Bylaws of the Company as amended and restated through December 6, 2010. (Filed as Exhibit 3.2 to the Company’s Form 10-K for the year ended October 1, 2010 and incorporated herein by reference.)
5.1	Opinion of Reinhart Boerner Van Deuren s.c. as to the legality of the Class A Common Stock being registered. *
23.1	Consent of RSM US LLP. *
23.2	Consent of Reinhart Boerner Van Deuren s.c. (included in its opinion filed as Exhibit 5 hereto). *
99.1
Johnson Outdoors Inc. 2023 Non-Employee Directors Stock Ownership Plan (Filed as Appendix B to the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on January 9, 2026 and incorporated herein by reference.)

107	Filing Fee Table. *

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on May 8, 2026.

JOHNSON OUTDOORS INC.

BY	/s/ Helen P. Johnson-Leipold
Helen P. Johnson-Leipold, Chairman and
Chief Executive Officer

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POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Helen P. Johnson-Leipold and David W. Johnson, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either said attorney-in-fact and agent or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Helen P. Johnson-Leipold	Chairman of the Board, Chief Executive	May 8, 2026
Helen P. Johnson-Leipold	Officer and Director (Principal Executive Officer)

/s/ David W. Johnson	Vice President and Chief Financial	May 8, 2026
David W. Johnson	Officer (Principal Financial and Accounting Officer)

/s/ John M. Fahey, Jr.	Vice Chairman of the Board and Director	May 8, 2026
John M. Fahey, Jr.

/s/ Paul G. Alexander	Director	May 8, 2026
Paul G. Alexander

/s/ Katherine Button Bell	Director	May 8, 2026
Katherine Button Bell

/s/ Edward F. Lang, III	Director	May 8, 2026
Edward F. Lang, III

/s/ Edward Stevens	Director	May 8, 2026
Edward Stevens

/s/ Richard Sheahan	Director	May 8, 2026
Richard (“Casey”) Sheahan

/s/ Jeffrey M. Stutz	Director	May 8, 2026
Jeffrey M. Stutz

/s/ Liliann Annie Zipfel	Director	May 8, 2026
Liliann Annie Zipfel

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